    As filed with the Securities and Exchange Commission on February 5, 1998
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          SEQUUS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           93-3031834
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                            identification No.)

         960 HAMILTON COURT, MENLO PARK, CALIFORNIA 94025 (650) 323-9011
              (Address, including zip code, and telephone number, including area code, of principal executive offices)

                          SEQUUS PHARMACEUTICALS, INC.
                              EQUITY INCENTIVE PLAN

                          SEQUUS PHARMACEUTICALS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                               I. CRAIG HENDERSON
                             CHIEF EXECUTIVE OFFICER
                               960 HAMILTON COURT
                          MENLO PARK, CALIFORNIA 94025
                     (Name and address of agent for service)

                                 (650) 323-9011
          (Telephone number, including area code, of agent for service)

                With copies of all notices and communications to:

                             RICHARD FRIEDMAN, ESQ.
                         HELLER EHRMAN WHITE & MCAULIFFE
                              525 UNIVERSITY AVENUE
                           PALO ALTO, CALIFORNIA 94301
                            TELEPHONE: (650) 324-7000
                            FACSIMILE: (650) 324-0638

                                CALCULATION OF REGISTRATION FEE
===============================================================================================
                                                  Proposed         Proposed
                                    Amount        maximum           maximum         Amount of
      Title of securities            to be     offering price      aggregate      registration
        to be registered          registered    per share(1)   offering price(1)       fee
-----------------------------------------------------------------------------------------------
Common Stock issuable under the
     Equity Incentive Plan,       2,000,000        $8.50          $17,000,000       $5,015
       $0.0001 par value
-----------------------------------------------------------------------------------------------
Common Stock issuable under the
 Employee Stock Purchase Plan,      528,000        $8.50           $4,488,000       $1,324
       $0.0001 par value
===============================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which have been filed by SEQUUS
Pharmaceuticals, Inc. ("SEQUUS") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

        (a) SEQUUS's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996;

        (b) SEQUUS's quarterly report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        (c) The description of the SEQUUS's Common Stock contained in its registration statement on Form 8-A filed with the Commission under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by SEQUUS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, under which the Registrant is incorporated, permits indemnifications of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

        Articles NINTH and TENTH of the Registrant's Restated Certificate of Incorporation provide as follows:

        "NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or




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

        limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

TENTH:

         A.    RIGHT TO INDEMNIFICATION

               Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

         B.    RIGHT OF CLAIMANT TO BRING SUIT

               If a claim under Paragraph A of Article TENTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, and the burden of proving that such standards were met shall be on the claimant. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         C.    NON-EXCLUSIVITY OF RIGHTS

               The rights conferred on any person by Paragraphs A and B of Article TENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         D.    INSURANCE

               The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

                 5  Opinion of Heller Ehrman White & McAuliffe

              23.1  Consent of Ernst & Young LLP, Independent Auditors

              23.2 Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5)

                24  Power of Attorney (see page 5)

              99.1  SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan

              99.2 SEQUUS Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended

ITEM 9. UNDERTAKINGS

        A.  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on February 5, 1998.

                                         SEQUUS PHARMACEUTICALS, INC.


                                         By:  /s/ I. Craig Henderson
                                             ----------------------------------
                                                  I. Craig Henderson
                                                  Chief Executive Officer and
                                                  Chairman of the Board


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints I. Craig Henderson and Sally A. Davenport his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



           Signature                            Title                                Date
           ---------                            -----                                ----
/s/   I. Craig Henderson
-----------------------------     Chairman of the Board and Chief               February 5, 1998
      I. Craig Henderson          Executive Officer (Principal
                                  Executive and Financial Officer)


/s/ Anthony T. Henkrickson
-----------------------------     Controller (Principal Accounting Officer)     February 5, 1998
    Anthony T. Hendrickson


/s/     Robert G. Faris
-----------------------------     Director                                      February 5, 1998
        Robert G. Faris


/s/    E. Donnall Thomas
-----------------------------     Director                                      February 5, 1998
       E. Donnall Thomas


/s/   Richard C.E. Morgan
-----------------------------     Director                                      February 5, 1998
      Richard C.E. Morgan

                                INDEX TO EXHIBITS



Exhibit No.                            Description of Exhibit                        Page
-----------   ------------------------------------------------------------------    --------
        5     Opinion of Heller Ehrman White & McAuliffe

     23.1     Consent of Ernst & Young LLP, Independent Auditors

     23.2     Consent of Heller Ehrman White & McAuliffe (filed as part of
              Exhibit 5)

       24     Power of Attorney (see page 5)

     99.1     SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan

     99.2 SEQUUS Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended











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